UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 8, 2008

(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51689	88-0456274
(Commission File Number)	(I.R.S. Employer Identification No.)

2121 Sage Road, Suite 200
Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

6303 Beverly Hill, Suite 210
Houston, Texas 77057
(Former name or former address, if changed since last report.)

(713) 781-6173
(Telephone number, including area code)

Item 3.02 - Unregistered Sales of Equity Securities.

On February 8, 2008, the Company completed negotiations and finalized a transaction to sell 5,000,000 shares of Company common stock and warrants to purchase a total of 1,000,000 shares of Company common stock with an individual investor.  The Company has received total proceeds of $500,000 for the issuance of such shares and warrants and paid no sales commissions, producing net proceeds of $500,000.  As part of the agreement, the Company will issue the shares and warrants for the purpose of raising proceeds to supplement its existing capital to fund working capital expenditures, including hiring of personnel to begin coding its patented software.

The warrants are exercisable at a price of $1.00 per share and expire in December 2011.  If fully exercised, the warrants will produce an additional $1,000,000 in proceeds for the Company.  The warrants contain standard adjustment provisions for stock splits, distributions, reorganizations, mergers and consolidations.

The offers and sales were made without registration under the Act, or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of Act and Regulation D under the Act and in reliance on similar exemptions under applicable state laws.  The shares of common stock and the shares of common stock underlying the warrants are restricted as defined in Rule 144 of the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/Robert B. Dillon
Robert B. Dillon, President & CEO

Dated: February 11, 2008